                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (the "Agreement") is entered into as of
                                             ---------
this ___ day of March 1999, pursuant to Section 78 of Chapter 156B of the Massachusetts General Laws (the "M.G.L."), by and among Linkage, Inc., a
                                 ------
Massachusetts corporation ("Linkage (Massachusetts)"), Linkage Solutions, Inc.,
                            -----------------------
a Delaware corporation and a wholly owned subsidiary of Linkage (Massachusetts) ("Linkage (Delaware)"), and Linkage Transitory Corp., a Massachusetts
  ------------------
corporation and a wholly owned subsidiary of Linkage (Delaware) (the "Transitory
                                                                      ----------
Subsidiary").
----------

                                  WITNESSETH:

     WHEREAS, Linkage (Massachusetts) is a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and is authorized to issue 100,000 shares of Common Stock, no par value per share, of which [11,300] shares are issued and outstanding and held by an aggregate of 12 stockholders (the "Stockholders") as of the date hereof;
                   ------------

     WHEREAS, Linkage (Delaware) is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue 30,000,000 shares of Common Stock, $.01 par value per share, of which 100 shares are issued and outstanding and held by Linkage (Massachusetts) as of the date hereof;

     WHEREAS, the Transitory Subsidiary is a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and is authorized to issue 200,000 shares of Common Stock, $.01 par value per share, of which 100 shares are issued and outstanding and held by Linkage (Delaware) as of the date hereof;

     WHEREAS, the Transitory Subsidiary desires to merge itself into Linkage (Massachusetts);

     WHEREAS, Linkage (Massachusetts) desires that the Transitory Subsidiary be merged into itself;

     WHEREAS, this Agreement contemplates a merger of the Transitory Subsidiary with and into Linkage (Massachusetts) in which the Stockholders will receive capital stock of Linkage (Delaware) in exchange for their shares of capital stock of Linkage (Massachusetts), with Linkage (Massachusetts) being the surviving corporation and a wholly owned subsidiary of Linkage (Delaware); and

     WHEREAS, the Boards of Directors of Linkage (Massachusetts), Linkage (Delaware) and the Transitory Subsidiary have each approved and adopted this Agreement.

     NOW THEREFORE, in consideration of the foregoing premises and the undertakings herein contained and for other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Merger.  The Transitory Subsidiary shall be merged into Linkage
          ------
(Massachusetts) pursuant to Section 78 of Chapter 156B of the M.G.L. at the Effective Time (as defined below). Linkage (Massachusetts) shall survive the merger herein contemplated and shall continue to be governed by the laws of the Commonwealth of Massachusetts (the "Surviving Corporation"). The separate
                                    ---------------------
corporate existence of the Transitory Subsidiary shall cease forthwith at the Effective Time (as defined below). The merger of the Transitory Subsidiary into Linkage (Massachusetts) shall herein be referred to as the "Merger."
                                                            ------

     2.   Stockholder Approval.  As soon as practicable after the execution of
          --------------------
this Agreement, the Transitory Subsidiary and Linkage (Massachusetts) shall, if necessary under Chapter 156B of the M.G.L., submit this Agreement to their respective stockholders for approval.

     3.   Effective Time.  The Merger shall be effective upon the filing of
          --------------
Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts, which filing shall be made after all required stockholder approvals have been obtained. The time of such effectiveness shall herein be referred to as the "Effective Time."
                    --------------

     4.   Common Stock of the Transitory Subsidiary.  At the Effective Time, by
          -----------------------------------------
virtue of the Merger and without any action on the part of the holder thereof, each share of Common Stock of the Transitory Subsidiary issued and outstanding immediately prior thereto shall cease to exist and shall be changed and converted into one fully paid and non-assessable share of the Common Stock, $.01 par value per share, of the Surviving Corporation.

     5.   Common Stock of Linkage (Delaware).  At the Effective Time, by virtue
          ----------------------------------
of the Merger and without any action on the part of the holder thereof, each share of Common Stock of Linkage (Delaware) issued and outstanding immediately prior thereto shall cease to exist and shall be cancelled.

     6.   Common Stock of Linkage (Massachusetts).  At the Effective Time, by
          ---------------------------------------
virtue of the Merger and without any action on the part of the holder thereof, each share of Common Stock of Linkage (Massachusetts) issued and outstanding immediately prior thereto (other than Dissenting Shares, as such term is defined in Section 7) shall cease to exist and shall be changed and converted into the right to receive [770] fully paid and non-assessable shares of the Common Stock, $.01 par value per share, of Linkage (Delaware). Each share of Common Stock of Linkage (Massachusetts) held in the treasury of Linkage (Massachusetts) immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor.

     7.   Dissenting Shares.  For purposes of this Agreement, "Dissenting
          -----------------                                    ----------
Shares" means shares of Common Stock of Linkage (Massachusetts) held at the Effective Time by a Stockholder who has not voted such shares in favor of the Merger and with respect to which dissenters' rights have been duly demanded and perfected in accordance with Chapter 156B, Section 85 through Section 98, of the M.G.L. Dissenting Shares shall not be converted into or represent the right to receive shares of Linkage (Delaware). Holders of Dissenting Shares shall have only such rights as are provided under the M.G.L.

     8.   Stock Certificates.  From and after the Effective Time, each holder of
          ------------------
an outstanding certificate or certificates which represented, immediately prior to the Effective Time, shares of Common Stock of Linkage (Massachusetts) converted into shares of Common Stock of Linkage (Delaware) pursuant to Section 6 ("Certificates") shall have the right to surrender each Certificate to Linkage
    ------------
(Delaware), and receive in exchange therefor a certificate representing the number of shares of Common Stock of Linkage (Delaware) issuable pursuant to
Section 6. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Common Stock of Linkage (Massachusetts) shall be deemed for all purposes to evidence the right to receive the number of shares of Common Stock of Linkage (Delaware) into which the shares of Common Stock of Linkage (Massachusetts) have been converted. From and after the Effective Time, the holders of shares of Common Stock of Linkage (Massachusetts) shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the shares of Common Stock of Linkage (Delaware) into which such shares have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of Linkage (Massachusetts) of shares of Common Stock of Linkage (Massachusetts) outstanding immediately prior to the Effective Time.

     9.   Stock Options.  At the Effective Time and notwithstanding the
          -------------
provisions of Section 10 of this Agreement, Linkage (Delaware) shall assume (i) the 1995 Stock Option Plan of Linkage (Massachusetts) (the "1995 Plan") and (ii)
                                                            ---------
all options to purchase shares of Common Stock of Linkage (Massachusetts) granted pursuant to the 1995 Plan which shall be outstanding immediately prior to the Effective Time (the "Options"). At the Effective Time, by virtue of the
                            -------
Merger and without any action on the part of the holders thereof, each holder of an Option shall be entitled upon exercise, in accordance with the terms of the Options, to purchase after the Effective Time [770] shares of Common Stock of Linkage (Delaware) for each one share of Common Stock of Linkage (Massachusetts) that such holder is entitled to purchase as provided in the Option, at a price that is equal to the price per share provided in the Option divided by [770]. Each such Option shall otherwise remain subject to the same terms and conditions after the Effective Time as were applicable to such Option immediately prior to the Effective Time.

     10.  Succession.  At the Effective Time, the Surviving Corporation shall
          ----------
succeed to all of the rights, privileges, debts, liabilities, powers and property of the Transitory

Subsidiary in the manner of and as more fully set forth in Section 80 of Chapter 156B of the M.G.L. Without limiting the foregoing, at the Effective Time, all of the estate, property, rights, privileges, powers, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Transitory Subsidiary shall be transferred to, vested in and devolved upon the Surviving Corporation without further act or deed and all property, real, personal and mixed, rights, and every other interest of the Transitory Subsidiary and Linkage (Massachusetts), and all the debts due on whatever account to either of them, as well as stock subscriptions and other choses in action belonging to either of them, shall be as effectively the property of the Surviving Corporation as they were of the Transitory Subsidiary and Linkage (Massachusetts), respectively. All rights of creditors of the Transitory Subsidiary and all liens upon any property of the Transitory Subsidiary shall be preserved unimpaired, and all debts, liabilities and duties of the Transitory Subsidiary, including, without limitation, liabilities for taxes due or to become due, and any claim or demand in any case existing against the Transitory Subsidiary shall attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     11.  Articles of Organization and By-laws.  The purposes of the Surviving
          ------------------------------------
Corporation shall be to engage in the provision of organizational development and corporate education programs, services and products and to carry on any other business or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to the foregoing. The total number of shares and the par value, if any, of each class of stock which the Surviving Corporation is authorized to issue shall be 200,000 shares of Common Stock, $.01 par value per share. The Articles of Organization of the Transitory Subsidiary in effect at the Effective Time shall be the Articles of Organization of the Surviving Corporation until further amended in accordance with the provisions thereof and applicable law, except that the name of the corporation set forth therein shall be changed to the name of Linkage (Massachusetts). The By-laws of the Transitory Subsidiary in effect at the Effective Time shall be the By-laws of the Surviving Corporation until amended in accordance with the provisions thereof and applicable law, except that the name of the corporation set forth therein shall be changed to the name of Linkage (Massachusetts).

     12.  Directors and Officers.  The members of the Board of Directors and the
          ----------------------
officers of Linkage (Massachusetts) at the Effective Time shall continue in office as the members of the Board of Directors and the officers of the Surviving Corporation until the expiration of their respective terms of office and until their successors have been elected and qualified.

     13.  Further Assurances.  From time to time, as and when required by the
          ------------------
Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of the Transitory Subsidiary such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Transitory Subsidiary, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Transitory Subsidiary are fully authorized in the name and on behalf of the Transitory Subsidiary or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     14.  Abandonment.  At any time prior to the Effective Time, this Agreement
          -----------
may be terminated and the Merger may be abandoned by the Board of Directors of any of the parties hereto, notwithstanding approval of this Agreement by the stockholders of any of the parties hereto.

     15.  Amendment.  This Agreement may be amended by the Boards of Directors
          ---------
of the parties hereto at any time prior to the Effective Time, provided that an amendment made subsequent to the approval of this Agreement by the stockholders of any of the parties hereto shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such corporation, (ii) alter or change any term of the Articles of Organization of the Surviving Corporation to be effected by the Merger or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such corporation.

     16.  Governing Law.  This Agreement and the legal relations between the
          -------------
parties shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     17.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original.



                                   * * * * *

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized and its corporate seal to be thereto affixed, all as of the date first above written.


                              LINKAGE, INC.,
                                a Massachusetts corporation



[corporate seal]              By: _________________________________
                                     President


                              By: _________________________________
                                     Treasurer


                              LINKAGE SOLUTIONS, INC.,
                                a Delaware corporation



[corporate seal]              By: _________________________________
                                     President


                              By: _________________________________
                                     Treasurer


                              LINKAGE TRANSITORY CORP.,
                                a Massachusetts corporation



[corporate seal]              By: _________________________________
                                     President


                              By: _________________________________
                                     Treasurer